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PRESS RELEASE

                         FEDFIRST FINANCIAL CORPORATION
                      ANNOUNCES FIRST QUARTER 2005 EARNINGS


         MONESSEN, PA--Apr. 29, 2005-- FedFirst Financial Corporation (NASDAQ
SmallCap: FFCO; the "Company"), the parent company of First Federal Savings Bank, today announced net income of $226,000 for the quarter ended March 31, 2005 compared to net income of $176,000 for the quarter ended March 31, 2004.

         Net interest income for the quarter ended March 31, 2005 totaled $1,403,000 compared to $1,270,000 for the prior year quarter. The increase in net interest income contributed to an increase in the net interest spread and the net interest margin to 1.96 % and 2.17 %, respectively, compared to 1.52% and 1.65% for the quarters ended March 31, 2005 and March 31, 2004.

         Noninterest income increased to $674,000 for the quarter ended March 31, 2005 compared to $590,000 for the same period in 2004. Insurance commission income from Exchange Underwriters, Inc., a subsidiary of the Company, increased by $128,000 while net gains from security sales decreased by $34,000 as there were no sales of securities in the current quarter.

         Total assets were $310.8 million at March 31, 2005 compared to $270.3 million at December 31, 2004. The growth in total assets during the quarter was primarily due to receipt of proceeds from the stock subscription and is reflected in total cash and equivalents and in advance payments for stock subscription.

         During the first quarter of 2005 the Company conducted a subscription offering to eligible depositors and borrowers of First Federal Savings Bank that expired on March 21, 2005. The stock offering closed on April 6, 2005 with the sale of 2,975,625 shares of common stock, and trading under the symbol "FFCO" commenced April 7, 2005 on the NASDAQ SmallCap market. In his announcement of earnings, Peter D. Griffith, President and Chief Executive Officer of the Company, stated, "We are pleased with our depositors response to our stock offering and the board and management are excited about the opportunities that are now open to us to better serve our customers and the community."

         FedFirst Financial Corporation is the parent company of First Federal Savings Bank, a community-oriented financial institution operating seven full-service branch locations in southwestern Pennsylvania offering a broad array of retail and commercial lending and deposit services and providing commercial and personal insurance services through Exchange Underwriters, Inc., its 80% owned subsidiary. Financial highlights of the Company are attached.

         Statements contained in this news release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, changes in federal and state regulation, actions by our competitors, loan delinquency rates and our ability to control costs and expenses and other factors that may be described in the Company's annual report on Form 10-K as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.


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                         FEDFIRST FINANCIAL CORPORATION
                   SELECTED FINANCIAL INFORMATION (UNAUDITED)


(In thousands)                                                                    MARCH 31,      DECEMBER 31,
                                                                                    2005            2004
                                                                                ------------    -------------
SELECTED FINANCIAL CONDITION DATA:
----------------------------------
Total assets                                                                    $  310,826      $  270,325
Cash and cash equivalents                                                           42,078           6,715
Securities available-for-sale                                                       82,849          86,307
Loans receivable, net                                                              164,476         156,708
Deposits                                                                           133,373         137,389
Federal Home Loan Bank advances                                                    107,563         110,416
Advance payments for stock subscription                                             47,394               -
Equity                                                                          $   19,770      $   19,969


                                                                                      THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                     2005            2004
                                                                                ------------    -------------
SELECTED OPERATIONS DATA:
-------------------------
Total interest income                                                           $    3,168      $    3,644
Total interest expense                                                               1,765           2,374
                                                                                -----------     -----------
Net interest income                                                                  1,403           1,270
Provision for loan losses                                                                -              13
                                                                                -----------     -----------
Net interest income after provision for loan losses                                  1,403           1,257
Noninterest income                                                                     674             590
Noninterest expense                                                                  1,745           1,642
Minority interest in net income of consolidated subsidiary                              28               8
                                                                                -----------     -----------
Income before income taxes                                                             304             197
Income tax                                                                              78              21
                                                                                -----------     -----------
Net income                                                                      $      226      $      176
                                                                                ===========     ===========


                                                                                      THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                     2005            2004
                                                                                ------------    -------------
SELECTED FINANCIAL RATIOS(1):
-----------------------------
Return on average assets                                                              0.33 %          0.22 %
Return on average equity                                                              4.51            3.23
Average interest-earning assets to average interest-bearing liabilities             107.57          104.06
Average assets to average equity                                                      7.30            6.73
Interest rate spread                                                                  1.96            1.52
Net interest margin                                                                   2.17 %          1.65 %


                                                                                  MARCH 31,      DECEMBER 31,
                                                                                    2005            2004
                                                                                ------------    -------------
Allowance for loans losses to total loans                                             0.43 %          0.45 %
Allowance for loan losses to nonperforming loans                                    168.98          214.58
Nonperforming loans to total loans                                                    0.26 %          0.21 %

(1) Quarterly ratios are calculated on an annualized basis.
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Contact:

        FedFirst Financial Corporation
        Peter D. Griffith, 724-684-6800